UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 26, 2014, the Board of Directors of Kindred Healthcare, Inc. (the “Company”) appointed Heyward R. Donigan and Richard Goodman as directors of the Company. No decision has been made at this time regarding which committees of the Board of Directors each will be joining.

Ms. Donigan has been President and Chief Executive Officer of ValueOptions, Inc., the nation’s largest independent behavioral healthcare and wellness company, specializing in the management for all behavioral health issues and mental health and chemical dependency diagnoses, since 2010. She is a recognized leader in the managed care industry and has 30 years of experience in all facets of health plan business, including network management, contracting, sales and marketing, product development and operations. Before joining ValueOptions, Ms. Donigan was the Executive Vice President and Chief Marketing Officer at Premera Blue Cross, an insurer doing business in Washington, Alaska and Oregon. Prior to that, she held senior management positions at Cigna Health Care.

Mr. Goodman has had a three-decade career as a global finance executive, including serving as Chief Financial Officer of PepsiCo, Inc. (NYSE:PEP) from 2006 to 2010. During his tenure at PepsiCo, Mr. Goodman also served as Executive Vice President-Global Operations and held a variety of senior finance and strategy positions. Prior to joining PepsiCo, Mr. Goodman was a senior finance executive at W.R. Grace & Co. He currently serves on the Board of Trustees of Howard University and also as an advisor to the Ascent Executive Program for Women at the Tuck School of Business at Dartmouth College. Mr. Goodman also serves on the boards of Johnson Controls, Inc. (NYSE:JCI), The Western Union Company (NYSE:WU) and Toys “R” Us, Inc.

Ms. Donigan and Mr. Goodman will each participate in the Company’s 2012 Equity Plan for Non-Employee Directors (the “Plan”). On March 26, 2014, Ms. Donigan and Mr. Goodman each received a grant under the Plan of 6,610 shares of the Company’s common stock which vest in full on March 26, 2015. A copy of the Plan is filed as Exhibit 10.79 to the Company’s Form 10-K for the year ended December 31, 2013 (Comm. File No. 001-14057).

The Company has entered into an indemnification agreement with each of Ms. Donigan and Mr. Goodman in connection with their appointment to the Board of Directors. A copy of the Form of Indemnification Agreement is filed as Exhibit 10.6 to the Company’s Form 10-K for the year ended December 31, 2013 (Comm. File No. 001-14057).

A copy of the press release issued by the Company related to the appointment of Ms. Donigan and Mr. Goodman to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

Incorporated by reference is a press release issued by the Company on March 27, 2014 that is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated March 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 28, 2014	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary